EXHIBIT 99.1

Altiris Reports Strong Second Quarter 2004 Financial Results

SALT LAKE CITY - July 26, 2004 – Altiris, Inc. (Nasdaq: ATRS), a pioneer of IT lifecycle management solutions that reduce the total cost of owning information technology, today announced financial results for the second quarter ended June 30, 2004.

For the second quarter of 2004, the Company reported total revenue of $40.0 million, an increase of 75% over the second quarter of 2003 and an increase of 7% over the first quarter of 2004. Net income for the second quarter was $3.7 million, or $0.13 per diluted share, including charges of $1.0 million related to amortization of acquired intellectual property, $681,000 of amortization of intangible assets, and $145,000 in stock-based compensation. This compares to net income of $3.3 million, or $0.15 per diluted share, reported in the second quarter of 2003, and net income of $3.1 million, or $0.11 per diluted share, reported in the first quarter of 2004.

On a pro forma basis, the Company reported net income of $5.4 million, or $0.20 per diluted share, for the second quarter of 2004, excluding the above-mentioned charges and applying a tax rate of 35%. This compares to pro forma net income of $2.6 million, or $0.11 per diluted share, reported in the second quarter of 2003, and pro forma net income of $4.6 million, or $0.17 per diluted share, reported in the first quarter of 2004.

The Company reported license revenue of $25.6 million, representing a 70% increase over $15.1 million in the second quarter of 2003 and a 3% increase over $24.7 million in the first quarter of 2004. Services revenue for the second quarter of 2004 increased to $14.5 million, an 86% increase over $7.8 million in the second quarter of 2003 and a 14% increase over $12.7 million in the first quarter of 2004. The Company generated $10.5 million in cash from operations and closed the quarter with $158.2 million in cash and marketable securities.

“We had a good quarter across our business and are pleased to report strong financial results,” commented Greg Butterfield, chairman, president and chief executive officer of Altiris. “We had strong sales activity through our channels and our direct sales force, where our newly formed named accounts team performed exceptionally well. Several of our larger transactions in the quarter were driven by our customers need for complete IT Lifecycle Management solutions, including our Asset and Server Management Suites.

“Market reception for Altiris 6.0 has been highly encouraging and we believe that this platform update has raised the bar for other systems management vendors. We are increasingly recognized by customers, partners, and industry experts for our outstanding products and value proposition.

“We continue to be optimistic about our overall business and the market opportunity ahead. We enter the third quarter with confidence in our outlook and a clear focus on our objectives and opportunities,” concluded Butterfield.

Earnings Call Information

Altiris, Inc. will broadcast a conference call discussing the company’s second quarter results on Monday, July 26, 2004 beginning at 5:00 p.m. Eastern Time. A live Webcast of the call will be available on the Investor Relations section of the company’s Website at www.altiris.com. For those unable to listen to the live Webcast, a replay of the call will also be available on the Altiris Website, or by dialing 800-405-2236 and entering passcode 11002332.

Pro Forma Financial Measures

In this earnings release and during our earnings conference call and Webcast to be broadcast on July 26, 2004 as described above, we use or plan to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between pro forma and GAAP measures can be found in the accompanying tables and on the Investor Relations Section of our website at www.altiris.com. We believe that, while these pro forma measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These pro forma measures have been reconciled to the nearest GAAP measure as is now required under SEC rules regarding the use of non-GAAP financial measures. We compute pro forma net income by adjusting GAAP net income before taxes for amortization of acquisition-related intellectual property, amortization of other acquired intangible assets such as customer lists and work force and stock-based compensation. In addition, we used a pro-forma tax rate of 35% and 38% for the second quarter of 2004 and 2003, respectively. This compares to a GAAP effective tax rate for the same quarters of 40% and 5%, respectively.

About Altiris

Altiris, Inc. offers a full line of Web-enabled solutions that empower organizations to easily manage desktops, notebooks, handhelds, and Windows, Linux and UNIX servers throughout the IT lifecycle. Altiris provides fully integrated, complete systems management solutions for client and mobile, server, and asset management. Altiris’ vision is to automate, simplify, and reduce the cost and complexity of IT lifecycle management with a rapid return on investment. For more information, visit www.altiris.com.

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding market acceptance of our Altiris 6.0 platform, customer recognition of our products and partner relationships, our business performance and market position and opportunities for growth in the third quarter and beyond. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, our limited operating history and history of losses, fluctuations in our future quarterly operating results, any deterioration of our relationships with HP, Dell, Fujitsu Siemens, Microsoft and other OEMs, VARs, systems integrators, and direct sales channels, our inability to compete effectively in the market, a general downturn in economic conditions, adverse changes in IT spending trends, our failure to expand our distribution channels and customer base, the length and complexity of our product sales cycle, increased competition, difficulties and delays in product development, reduced market acceptance of our products and services, our failure to continue to meet the sophisticated and changing needs of our customers, risks inherent in doing business internationally, and such other risks as identified in our Quarterly Report on From 10-Q for the period ended March 31, 2004 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

Altiris, Inc.

Consolidated Statements of Operations

(Unaudited)

(in 000’s, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2004	2003	2004	2003
Revenue:
Software	$25,561	$15,051	$50,278	$27,862
Services	14,462	7,765	27,157	15,798

Total revenue	40,023	22,816	77,435	43,660

Cost of revenue:
Software	226	152	547	351
Amortization of acquired intellectual property	1,020	148	2,068	296
Services	4,988	2,203	9,192	4,843

Total cost of revenue	6,234	2,503	11,807	5,490

Gross profit	33,789	20,313	65,628	38,170

Operating expenses:
Sales and marketing	15,344	9,252	30,440	17,315
Research and development	7,766	5,909	15,657	11,283
General and administrative	3,517	2,032	6,584	3,834
Amortization of intangible assets	681	18	1,345	41
Stock-based compensation	145	332	303	664

Total operating expenses	27,453	17,543	54,329	33,137

Income from operations	6,336	2,770	11,299	5,033

Other income, net	191	855	412	1,213

Income before income taxes	6,527	3,625	11,711	6,246

Provision for income taxes	(2,833)	(327)	(4,924)	(464)

Net income	$3,694	$3,298	$6,787	$5,782

Basic net income per share	$0.14	$0.16	$0.26	$0.28

Diluted net income per share	$0.13	$0.15	$0.25	$0.26

Basic shares	26,349	21,129	26,228	20,823

Diluted shares	27,553	22,546	27,465	22,159

PRO FORMA ADJUSTMENTS

GAAP income before income taxes	$6,527	$3,625	$11,711	$6,246

Add back:
Amortization of acquired intellectual property	1,020	148	2,068	296
Amortization of intangible assets	681	18	1,345	41
Stock-based compensation	145	332	303	664

Pro forma income before income taxes	8,373	4,123	15,427	7,247

Pro forma provision for income taxes (35% and 38% in 2004 and 2003, respectively)	(2,931)	(1,567)	(5,399)	(2,754)

Pro forma net income	$5,442	$2,556	$10,028	$4,493

Pro forma net income per share:
Basic	$0.21	$0.12	$0.38	$0.22

Diluted	$0.20	$0.11	$0.37	$0.20

Shares used to compute pro forma net income per share:
Basic	26,349	21,129	26,228	20,823

Diluted	27,553	22,546	27,465	22,159

Altiris, Inc.

Consolidated Balance Sheets

(in 000’s)

	June 30, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and marketable securities	$158,151	$139,031
Accounts receivable, net	29,255	23,479
Prepaid expenses and other current assets	4,906	4,131
Deferred tax asset	1,110	853

Total current assets	193,422	167,494

Property and equipment, net	5,121	4,517
Intangible assets, net	22,364	22,951
Goodwill	16,897	15,698
Other assets	130	128

Total Assets	$237,934	$210,788

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$1,059	$1,008
Accounts payable	2,486	2,769
Accrued salaries and benefits	8,962	7,220
Other accrued expenses	6,331	4,172
Deferred revenue	27,713	21,620

Total current liabilities	46,551	36,789

Capital lease obligations, net of current portion	1,009	818
Deferred tax liability, non-current	1,922	1,922
Deferred revenue, non-current	5,408	4,409

Total liabilities	54,890	43,938

Stockholders’ equity:
Common stock	3	3
Additional paid in capital	186,479	177,185
Deferred compensation	(570)	(899)
Accumulated other comprehensive income	(156)	58
Accumulated deficit	(2,712)	(9,497)

Total stockholders’ equity	183,044	166,850

Total liabilities and stockholders’ equity	$237,934	$210,788

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Altiris contact:	Investor contacts:
Susan Richards	Erica Abrams, Vanessa Lehr
Altiris Inc.	The Blueshirt Group for Altiris
801-805-2783	415-217-7722
srichards@altiris.com	erica@blueshirtgroup.com
vanessa@blueshirtgroup.com